UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2011

SHENGTAI PHARMACEUTICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-218-2777

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 28, 2011, the board of directors (the “Board”) of Shengtai Pharmaceutical, Inc. (the “Company”) appointed Mr. Tao Jin as a member of the Board, Chairman of the Compensation Committee and member of the Company’s Audit Committee and Nominating Committee with effect from November 1, 2011. Mr. Jin will serve for a term of one year or until the next annual shareholder meeting or until his successor has been duly appointed or elected, whichever is the earlier.

Mr. Jin is a Senior Partner with the Chinese law firm of Jincheng Tongda & Neal, based in Beijing, where he specializes in M&A, foreign investments in China and capital market transactions. Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen & Hamilton where he represented numerous investment banks and corporations in a variety of M&A and capital markets transactions. Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on M&A transactions. His clients included major multinational corporations, investment banks, PRC corporations and private equity funds. Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for M&A and capital market transactions in China. Immediately prior to joining Jincheng Tongda, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S. from Beijing University and his J.D. from Columbia University.

Mr. Jin’s compensation for his services as director is set forth in an appointment letter (“Appointment Letter”) between Mr. Jin and the Company, dated November 1, 2011. Pursuant to the Appointment Letter, Mr. Jin shall receive $30,000 annually for his services, payable on a quarterly basis.

There are no understandings or arrangements between Mr. Jin and any other person pursuant to which Mr. Jin was selected as a director. Mr. Jin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Since the beginning of the Company’s last fiscal year, Mr. Jin has not been a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, or in which any related person of Mr. Jin had or will have a direct or indirect material interest.

The foregoing description of the principal terms of the Appointment Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Appointment Letter attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

On October 28, 2011, the Board approved the annual cash compensation for Mr. Winfred Lee, director of the Company, to be increased to $30,000 a year beginning November 1, 2011.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description
	10.1	Appointment Letter, dated November 1, 2011, between the Company and Mr. Tao Jin

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICALS, INC.

Dated: November 1, 2011
By: /s/ Qingtai Liu Name: Qingtai Liu Title: Chief Executive Officer